UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Mallinckrodt public limited company

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames,
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Telephone: +44 017 8463 6700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On February 27, 2018, Mallinckrodt plc ("the Company”) disclosed in its Annual Report on Form 10-K filed with the United States Securities and Exchange Commission ("SEC") that the Company's Board of Directors authorized commencement of a process to dispose of (1) the Company's Specialty Generics business comprised of the previously externally reported Specialty Generics segment, with the exception of BioVectra - a contract manufacturing business in Canada, (2) certain of the Company's non-promoted brands business, which were previously reflected in the Specialty Brands segment; and (3) the Company's ongoing, post-divestiture supply agreement with the acquirer of the contrast media and delivery systems ("CMDS") business, which was previously reflected in the Other non-operating segment (referred to collectively as the “Specialty Generics Disposal Group”). The Company determined that the Specialty Generics Disposal Group met the criteria prescribed by United States ("U.S.") Generally Accepted Accounting Principles ("GAAP") to be recorded as held for sale and discontinued operations during the first quarter of fiscal 2018.
The Company is providing recast historical financial information reflecting the estimated impact of discontinued operations and the adoption of Accounting Standard Update ("ASU") 2017-07, "Compensation - Retirement Benefits: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost" in the attached Exhibit 99.1. The Company has not yet issued its first quarter financial statements for fiscal 2018 reflecting this disposal group as a discontinued operation. All of the recast historical financial information included in Exhibit 99.1 is considered non-GAAP financial information.
Exhibit 99.1 contains financial measures, including adjusted income from continuing operations, adjusted diluted income from continuing operations per share, adjusted gross profit, and adjusted selling, general and administrative expenses ("SG&A"), which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables furnished as part of Exhibit 99.1.
Adjusted income from continuing operations, adjusted gross profit and adjusted SG&A represent amounts, prepared in accordance with GAAP, adjusted for certain items (on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted income from continuing operations) that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, intangible amortization expense and non-restructuring impairments, restructuring and related charges, net; inventory step-up expense; income or loss from discontinued operations; change in contingent consideration fair value; acquisition-related expenses; income taxes; significant legal and environmental charges; pension settlement charges; gain on divestiture; debt refinancing costs; and other items identified by the Company. Adjusted diluted income from continuing operations per share represents adjusted income from continuing operations divided by the number of diluted shares.
The Company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that these non-GAAP measures will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items (which may be favorable or unfavorable) that the Company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being "furnished" and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Recast Historical Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY
(registrant)

Date:	April 27, 2018	By:	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Recast Historical Financial Information